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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 22, 2002

PEREGRINE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation or Organization)	000-22209 (Commission File Number)	95-3773312 (I.R.S. Employer Identification No.)
3611 Valley Centre Drive, San Diego, California 92130 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (858) 481-5000

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 3. Bankruptcy or Receivership.

        On September 22, 2002, Peregrine Systems, Inc. (the "Company") and Peregrine Remedy, Inc., a wholly-owned subsidiary of the Company (the "Subsidiary" and collectively the "Debtors"), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Case Nos. 02-12740 (JKF) and 02-12741 (JFK)). As of the date of this filing, no other subsidiaries of the Company have filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court. The Debtors manage, and will continue to manage, their properties and operate their businesses as "debtors-in- possession" pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

        On September 20, 2002, the Company entered into an Acquisition Agreement (the "Agreement"), by and among the Company, the Subsidiary and BMC Software, Inc. (the "Purchaser"), pursuant to which the Purchaser will, subject to bid procedures approved by the Bankruptcy Court, acquire all of the assets and substantially all of the liabilities of the Remedy business unit for $350 million. In connection with the Agreement, the Purchaser agreed to provide the Company with a debtor-in-possession credit facility of up to $110 million, subject to the satisfaction of certain conditions.

        A copy of the press release announcing the bankruptcy filings is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 22, 2002.

* * *

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEREGRINE SYSTEMS, INC.
Date: October 7, 2002	by:	/s/ KATHRYN VIZAS Kathryn Vizas Secretary and General Counsel

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SIGNATURE